UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013, The SpendSmart Payments Company filed an amendment to its Articles of Incorporation (the “Amendment”). The Amendment was filed due to a scrivener’s error relating to the exercise price of the Series A Preferred Stock. In that regard, the exercise price for the Series A Preferred Stock was amended to reflect an exercise price of $4.95 per share. A copy of the Amendment is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
3.1	Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Colorado on May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

Dated: May 7, 2013	By:	/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer